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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                         POST-EFFECTIVE AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            THE WENDT-BRISTOL HEALTH
                              SERVICES CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                        22-1807533                          3842
(STATE OR OTHER JURISDICTION OF          (I.R.S. EMPLOYER           (PRIMARY STANDARD INDUSTRIAL
 INCORPORATION OR ORGANIZATION)        IDENTIFICATION NO.)             CLASSIFICATION NUMBER)

                        TWO NATIONWIDE PLAZA, SUITE 760
                              COLUMBUS, OHIO 43215
                                 (614) 221-6000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                   THE PRENTICE-HALL CORPORATION SYSTEM, INC.
                                1013 CENTRE ROAD
                        WILMINGTON, DELAWARE 19805-1297
                                 (302) 998-0595
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                        OF AGENT FOR SERVICE OF PROCESS)
     APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and after conditions in the Merger Agreement have been satisfied.
                            ------------------------

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

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
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                                                                 PROPOSED              PROPOSED          AMOUNT OF
         TITLE OF EACH CLASS OF               AMOUNT         MAXIMUM OFFERING     MAXIMUM AGGREGATE     REGISTRATION
      SECURITIES TO BE REGISTERED        TO BE REGISTERED     PRICE PER UNIT        OFFERING PRICE          FEE
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
Preferred Stock, Series 1, $1.00 par
  value per share, $20 stated value.....      71,921               $20                $1,438,420            $425
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     The registrant hereby amends this post-effective amendment to the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

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

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this post-effective amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on October 29, 1998.


                                          THE WENDT-BRISTOL HEALTH SERVICES
                                          CORPORATION
                                          (Registrant)

                                          By:     /s/ MARVIN D. KANTOR

                                            ------------------------------------
                                             Marvin D. Kantor, Chairman of the
                                                            Board


     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment No. 1 to the registration statement has been signed by the following persons in the capacities listed below on October 29, 1998.



                   SIGNATURES                                            CAPACITY
                   ----------                                            --------

              /s/ MARVIN D. KANTOR                  Chairman of the Board; Director
------------------------------------------------
                Marvin D. Kantor

              /s/ SHELDON A. GOLD                   President (Principal Executive Officer); Director
------------------------------------------------
                Sheldon A. Gold

               HAROLD T. KANTOR*                    Vice Chairman of the Board; Director
------------------------------------------------
                Harold T. Kantor

                REED A. MARTIN*                     Executive Vice President; Chief Operating Officer;
------------------------------------------------    Director
                 Reed A. Martin

                PAUL H. LEVINE*                     Director
------------------------------------------------
                 Paul H. Levine

                GERALD M. PENN*                     Director
------------------------------------------------
                 Gerald M. Penn

            /s/ CHARLES R. CICERCHI                 Vice President of Finance, Principal Financial and
------------------------------------------------    Accounting Officer
              Charles R. Cicerchi

              CLEMENTE DEL PONTE*                   Director
------------------------------------------------
               Clemente Del Ponte


---------------


* The above-named directors of the registrant execute this post-effective amendment No. 1 to the registration statement by Sheldon A. Gold and Charles
  R. Cicerchi, their Attorneys-in-fact, pursuant to powers of attorney executed by the above-named directors and filed with the Securities and Exchange Commission as Exhibit 24 to the registration statement.



                                          By:     /s/ SHELDON A. GOLD


                                          --------------------------------------

                                                     Sheldon A. Gold



                                          By:   /s/ CHARLES R. CICERCHI


                                          --------------------------------------

                                                   Charles R. Cicerchi


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